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                                                                    EXHIBIT 99.1

COMPANY CONTACT:                                     SAIC CONTACT:
Stephen Ghiglieri, Chief Financial Officer           Jane Van Ryan,
Angela Daniello                                      ph. (703) 734-4097
Marketing Communications
ph. (415) 482-4400


                 [LETTERHEAD OF OACIS HEALTHCARE HOLDINGS CORP.]


FOR IMMEDIATE RELEASE


                       OACIS HEALTHCARE AND SAIC TO MERGE

SAN RAFAEL, CA., February 22, 1999 - Oacis Healthcare Holdings Corp. (Nasdaq:
OCIS), a leading provider of open architecture clinical information systems, announced it has entered into a merger agreement with Science Applications International Corporation (SAIC) the largest employee-owned research and engineering company in the nation. Oacis will become part of SAIC's Healthcare Technology Sector which today provides system integration, consulting and custom development services to the healthcare industry.

A wholly owned subsidiary of SAIC will promptly commence a tender offer to acquire all of the outstanding shares of Oacis for $4.45 per share in cash, representing an aggregate purchase price of approximately $53 million. Oacis' board of directors has unanimously approved the acquisition and will recommend that stockholders approve the acquisition and tender their shares into the tender offer. In addition, certain Oacis institutional stockholders owning approximately 48 percent (on a fully-diluted basis) of Oacis' outstanding shares have agreed to tender their shares into the offer.

Completion of the transaction is subject to certain conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. Following the successful completion of the tender offer, all of the remaining shares of Oacis will be acquired pursuant to a merger at the same price offered in the tender offer. It is expected that, after completing the merger, Oacis will operate as a wholly owned subsidiary of SAIC, reporting to SAIC's Health Solutions Group.

"This represents a significant step in Oacis' continuing mission to become the definitive leader in the enterprise-wide clinical information systems market", said Jim McCord, Chairman and CEO of Oacis. "We've enjoyed a strong relationship with SAIC in serving mutual customers, and we look forward to joining the SAIC Health Solutions team to bring increased value to current and future customers. SAIC's leadership in helping healthcare enterprises meet their information technology (IT) challenges offers us an expanded set of potential customers. SAIC's over 10 years sustained track record of providing systems integration services to leading healthcare entities is a critical success factor as consolidation in the industry continues. The acquisition will leave Oacis intact and will give us greater resources to pursue our business strategies while benefiting from the scale and market presence that a multi-billion dollar technology innovator like SAIC can provide."


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"Oacis brings to SAIC the key components desired by many large integrated healthcare delivery systems such as an open, standards-based software solution for enterprise integration," said Tracy Trent, Senior Vice President and Group Manager of SAIC Health Solutions Group. "Oacis' expertise as a technology software leader is clearly demonstrated by its knowledge-based clinical applications and its position in the marketplace as a leading supplier of large-scale electronic medical record systems. Oacis has the unique capability of consolidating technologies and functions around a robust and flexible clinical data repository - along with a highly efficient transaction processing infrastructure. These are proven advantages for clinicians who want easy access to patient records and also need to act on reliable patient information at the point of care."

OACIS CHRONOLOGY

As an innovative healthcare technology leader, Oacis was instrumental in launching the "Health Level Seven" communication standard (HL7) in 1987. Today HL7 is the de facto worldwide communication standard that links disparate information systems with each other. This "best of class" approach enables healthcare provider networks to implement the most technically advanced, function rich information solutions while preserving their investment in legacy applications. Recently, Oacis has been focused on developing innovative functionality for the caregiver and to evolving its multi-tier, scaleable architecture to accommodate the growing needs of large provider networks.

OACIS TODAY

Oacis Healthcare Holdings Corp. is a leading supplier of flexible, open architecture clinical information systems. The Oacis Healthcare Network product suite includes a data repository at its core, an integration engine that manages the exchange of data among disparate systems, and an enterprise member/patient index that consolidates and eliminates duplicate records across the entire enterprise. The Oacis Clinical Care product suite facilitates the input and delivery of information at the point of care. Through an industry exclusive, user interface design, care providers can perform rapid and thorough decision support anytime, anywhere - across broad populations of patients. Electronic ordering and documenting through the Oacis Clinical Care suite enables clinicians to improve patient outcomes across the care continuum.

Oacis revenues for fiscal year ending 12/31/98 were $27.5 million. The company has approximately 180 employees and a customer base of 50 leading healthcare delivery organizations worldwide. Oacis will operate as a wholly owned subsidiary of SAIC and its management team and employee base is expected to remain substantially intact. Please find Oacis at http://www.oacis.com.

ABOUT SAIC

SAIC's Health Care Technology Sector has annual revenues of $400 million, and more than 2,200 employees, including many health care professionals. The sector provides comprehensive information technology services to a variety of integrated health care industry leaders.

SAIC is the nation's largest employee-owned research and engineering company, providing information technology and systems integration products and services to government and commercial customers. SAIC scientists and engineers work to solve complex technical problems


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in telecommunications, national security, health care, transportation, energy and the environment. With estimated annual revenues in excess of $4 billion, SAIC and its subsidiaries, including Bellcore, have more than 34,000 employees at offices in more than 150 cities worldwide. More information about SAIC can be found on the Internet at www.saic.com.

FORWARD-LOOKING INFORMATION

This press release contains certain forward-looking statements which involve risks and uncertainties such as statements of the Company's plans, objectives, expectations and intentions. The Company's actual results could differ as a result of a variety of factors, including continued consolidation and uncertainty in the healthcare market which, in the near term, can have the effect of delaying decisions to buy the types of systems the Company sells; the Company's dependence on the emerging market for integrated delivery systems, the rate of the formation of which can affect the Company's sales opportunities; the Company's dependence on the Oacis System for the majority of its revenues and the rate of market acceptance of the Oacis System and related services; the continued long sales and installation cycles which result from a number of factors; possible implications of Year 2000; increasing reliance on international sales opportunities as well as reliance on international distributors to achieve such sales; the need to manage changing operations; dependence on key personnel and the need to attract and retain highly qualified personnel in very competitive markets; and regulatory approvals and other conditions that must be satisfied in order to complete the merger. These factors and others are described in more detail in the Company's 1998 Form 10-Q filed with the Securities and Exchange Commission on November 16, 1998.


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             FOR MORE INFORMATION ON OACIS VIA FAX AT NO COST, DIAL
                       1-800-PRO-INFO, TICKER SYMBOL OCIS.

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